LOAN AGREEMENT

                                 By and Between

                      SONESTA INTERNATIONAL HOTELS LIMITED

                                    (LENDER)

                                       and

                               MASTERS OF TOURISM

                                   (BORROWER)

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                                 Loan Agreement

     This Loan Agreement is made as of the ___ day of December , 1996 in the City of Boston, Massachusetts, U.S.A. by and between SONESTA INTERNATIONAL HOTELS LIMITED organized and existing under the laws of The Bahamas and having its principal place of business at 200 Clarendon Street, Boston, Massachusetts, U.S.A. and represented in the signature of this Agreement by Peter J. Sonnabend, Vice President (hereinafter referred to as the "Lender"), and MASTERS OF TOURISM organized and existing under the laws of The Arab Republic of Egypt_ and having its principal place of business at Salah Salem Avenue, El Abour Building, No. 13, Flat 84, Heliopolis, Cairo, Egypt and represented in the signature of this Agreement by MOHAMED HISHAM AHMED ALY, CHAIRMAN (hereinafter referred to as the "Borrower")

     WHEREAS the Lender agrees to provide the Borrower with a loan facility in the amount of One Million Dollars (U.S. $1,000,000.00) to be used as hereinafter mentioned and upon and according to the terms and subject to the conditions hereinafter mentioned. Now it is hereby agreed as follows:

                             SECTION 1. DEFINITIONS

The following terms shall have the meanings set forth below.

1.01   "Advance" shall mean an advance to the Borrower by the Lender pursuant to
       Section 2 of this Agreement.

1.02 "Banking day" shall mean a day on which banks are open for business in New York and London for interbank Dollar deposits in London.

1.03   "Commitment" shall mean the Loan.

1.04 "Dollars" and the sign "$" shall mean the lawful money of the United States of America.


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1.05   "Drawdown" shall mean such borrowing by the Borrower of part or all of the Commitment.

1.06 "Event of Default" shall have the meaning set forth in Section (8.01) of this Agreement.

1.07 "Indebtedness" shall mean in regard to the Borrower all indebtedness (including guaranties and other contingent obligations) with respect to borrowed money.

1.08 (a) "Interest period" shall mean the period commencing on the date of the Drawdown and having a duration of six months and each period thereafter commencing on the last day of the then current Interest period and having a duration of six months.

       (b) If any Interest period would otherwise end on a day which is not a Banking day, that Interest period shall be extended to the next succeeding day which is a Banking day unless the result of such extension would be to carry such Interest period over into another calendar month, in which event such Interest period shall end on the first preceding Banking day.

1.09 "Lending office" shall mean the office of the Lender located at its address or any other office of such Lender as it may from time to time notify the Borrower.

1.10   "Loan"  shall  mean  the   principal   amount  of  One  Million   Dollars
       (U.S.$1,000,000) made by the Lender to the Borrower hereunder or, where the context may require, the amount thereof then outstanding.

1.11 "Interest Rate" shall mean the interest rate agreed by both parties which is LIBOR ( one (1) year rate) plus 2% per annum. The Interest Rate shall be adjusted as of January 1 and July 1 of each year.

1.12 "Improvements" shall mean and refer to the additional Hotel facilities referenced in Section 2.02.

1.13 "Management Agreement" shall mean and refer to the management contract between Lender and Borrower, dated December 13, 1991, as amended, under which Lender operates the Hotel.

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                               SECTION 2. THE LOAN

2.01 Agreement to Lend. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to advance the Commitment to the Borrower through Lender's Lending office.

2.02 Purpose of the Loan. The Borrower agrees that the Loan will be used to finance the expansion and improvement of that certain hotel known as Sonesta Beach Resort, Sharm El Sheikh (the "Hotel"). Specifically, Borrower will use the Loan to create the following additional Hotel facilities:

                    -- 80 guestrooms (74 by new construction, 6 by completing existing guestrooms)

                    -- 10,000 square foot conference center, plus appropriate food and beverage service facilities

                    --   fitness center

                    --   10,000 square foot swimming pool

                    --   increased water capacity

                    --   additional housing for twenty (20) Hotel employees

2.03 Drawdown.

     (A) The Loan shall be funded as follows:

                    -- one-half (1/2): $500,000.00 when Lender has approved the plans and specifications for the Improvements, and construction has commenced

                    -- one-quarter (1/4): $250,000.00 when the development of the Improvements is fifty percent (50%) compete

                    -- one-quarter (1/4): $250,000.00 when the Improvements are completed (as completion is described in Section 2 of the "Third Amendment" to the Management Agreement).

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

         (B) Subject to (A) above, Borrower may borrow each portion of the Commitment in one Drawdown (on any Banking day during the Commitment in one period).

         (C) The Borrower shall give the Lender notice of Drawdown, which notice shall be received by the Lender at least five (5) Banking Days prior to the proposed date of Drawdown, and which notice Lender shall accept provided that on the date five (5) Banking days prior to the proposed date of Drawdown all applicable conditions precedent specified in sections 7.01 and 7.02 have been met. The Lender shall give the Borrower prompt confirmation or its acceptance of the Borrower's notice of Drawdown.

2.04 Interest. The Borrower agrees to pay to the Lender interest on the Loan at a rate determined to be LIBOR (one (1) year rate) plus 2% per annum, which shall be adjusted as of January 1 and July 1 of each year .

2.05 Default Interest.

         (A) Upon the occurrence of an Event of Default, the Borrower shall, upon notice by the Lender, pay on demand interest on the Loan outstanding at the rate that is three percentage (3%) points per annum above the interest rate on the Loan calculated pursuant to Section 2.04.

         (B) In addition to payment of such default interest, the Borrower shall indemnify the Lender against any costs and losses which are not covered by the default interest payable pursuant to Section 2.05 (A) resulting from the Borrower failing to pay when due any amounts of principal or interest hereunder.

2.06 Repayment of Loan. The Loan shall be repaid to Lender out of the "Owner's Return" payable to Owner (as provided in the Management Agreement) in 12 annual installments of $83,333.33 each, together with interest thereon, each such payment shall be made on or before January 1 of each year, commencing January 1, 1998. The Operator, under the said Management Agreement, is hereby authorized and instructed to make any payment(s) due hereunder from "Owner's Return" directly to itself as Lender hereunder.

2.07 Payment and Advances.

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     (A) All  sums  payable  to the  Lender  hereunder  or  under  any  document contemplated hereby, including but not limited to payments of principal and interest and any costs or expenses, shall be payable by wire to the United States, in U.S. Dollars in same day funds (immediately available funds) not later than 10:00 a.m. Boston USA time on the day in question to the Lender (account number):

                           United States Trust Company
                           30 Court Street
                           Boston, Massachusetts 02108
                           ABA No. 011001331
                           Credit to Sonesta International Hotels Corporation Master Account 885-1301900
                           Notify:   David Rakouskas (Telephone: (617) 421-5453)

     (B) Any payments made to the Lender hereunder shall be applied first against costs, expenses and indemnities due hereunder; then against fees due to the Lender; then against default interest, if any; then against interest due on the Loan; and thereafter against the principal of the Loan due and payable.

     (C) All sums to be advanced by the Lender to the Borrower hereunder shall be payable in U.S. Dollars ($) in same day funds not later than 10:00 a.m. time on the day in question to or for the account of the Borrower pursuant to written instructions delivered to Lender by Borrower at least three (3) Banking days prior to the expected funding date of such Advance.

3.01 Taxes.

     (A) All sums payable by the Borrower hereunder, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings imposed, levied or withheld by or within the Arab Republic of Egypt. In the event that the Borrower is prohibited by law from making payments hereunder free of deductions or withholdings, then the Borrower shall pay such additional amount to the Lender as may be necessary in order that the actual amount received after deduction or withholding (and after payment of any additional taxes or other charges due as a

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consequence  of payment of such  additional  amount) shall equal the amount that would have been received if such deduction or withholding were not required.

     (B) The Borrower shall pay directly to the appropriate taxing authority any and all present and future taxes, levies, imposts, deductions, stamp and other duties, filing and other fees or charges and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or other documentation hereunder.

     The Borrower shall hold the Lender harmless from any liability with respect to the delay or failure by the Borrower to pay such taxes or charges, and shall reimburse the Lender upon demand for any such taxes paid by Lender in connection herewith whether or not such taxes shall be correctly or legally asserted or otherwise contested or contestable, together with any interest, penalties, premiums, and expenses in connection therewith.

     (C) If the Borrower shall pay any tax or charge as provided herein or shall make any deductions or withholdings from amounts paid hereunder, the Borrower shall forthwith forward to the Lender official receipts or other evidence acceptable to the Lender establishing payment of such amounts.

     (D) If the Borrower shall be required under this Section to pay, or to reimburse Lender for, any tax or charge not currently in effect, then the Borrower may at any time within thirty (30) days of the effectiveness of the requirement of such payment or reimbursement prepay the Lender's Advances, subject to giving the Lender not less than five (5) Banking days notice thereof.

3.02 Prepayment.  The Borrower may, by giving to the Lender not less than thirty
(30) days prior notice, elect to prepay the whole or any part of the Advance(s). Any such notice shall be irrevocable.

                           SECTION 4. FEES AND CHARGES

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4.01  Expenses.  The  Borrower  shall  reimburse  the  Lender on demand  for all reasonable expenses, including without limitation fees and expenses of legal counsel and fees and expenses of other professional advisors, incurred by the Lender. Such expenses shall be reimbursed whether or not they arise during the term of this Agreement or whether or not the Lender gives notice(s) of any Event of Default or demands acceleration of the Loan or takes other action(s) to enforce the provisions of this Agreement.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

     The Borrower represents, warrants and covenants to the Lender as follows:

5.01 Incorporation and Qualifications. The Borrower is duly incorporated, under the laws of the Arab Republic of Egypt and the Borrower has its registered office at the address first set forth above.

     The  Borrower  is  qualified  or   registered   to  do  business  in  every
jurisdiction where such qualification or registration is necessary.

5.02 Power and Authority. The Borrower has full legal right, power and authority to carry on its present business, to own its property and assets, to incur the indebtedness and other obligation(s) provided for in this Agreement, to execute and deliver this Agreement and to perform and observe the terms and conditions hereof and thereof.

5.03 Legal Action. The Borrower has taken all appropriate and necessary corporate action to authorize the execution and delivery of this Agreement and the performance and observance of the terms and conditions hereof and thereof. A copy of the Board Declaration (in English) passed by Borrower's Board of Directors is attached hereto as Exhibit A.

5.04 Registration and Approvals. All registration with and approvals of any governmental authority necessary for the due execution and delivery of this Agreement

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and note have been obtained,  and all such registrations and approvals necessary for the performance or enforceability hereof and thereof have been obtained.

5.05 Agreement Binding. This Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

5.06 Other Obligations. The Borrower is not in default under any agreement, obligation or duty to which it is a party or by which it, or any of its assets, is bound.

5.07 Compliance With Law. The Borrower is conducting its business and operations in compliance with all applicable laws and directives of governmental authorities having the force of law and is in compliance with all laws, decrees, instructions, orders, ordinances, regulations, guidelines, and policy statements with which the Borrower is obliged to comply.

                              SECTION 6. COVENANTS

     In addition to the other undertakings herein contained, the Borrower hereby covenants to the Lender that during the term of this Agreement, the Borrower shall act as follows and shall perform the following obligations:

6.01 Performance of Obligations. The Borrower shall punctually pay all indebtedness and all amounts due under this Agreement at the times and on the dates specified herein. The Borrower shall punctually perform all its other obligations, undertakings and covenants under this Agreement.

6.02 Other Obligations. The Borrower will pay all its Indebtedness and perform all contractual obligations promptly pursuant to every agreement to which it is a party or by which it is bound at any time during the term of this Agreement.

6.03 Merger; Acquisition; Sale of Assets. The Borrower shall not, without prior written consent of the Lender (which consent shall not be unreasonably withheld) merge, reorganize or consolidate with any other corporation or purchase or otherwise acquire all or a significant portion of the assets of any corporation, partnership or sole proprietorship, except for any such acquisition arising out of or in connection with the enforcement by the Borrower of any mortgage, pledge, lien or other security interest.

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                        SECTION 7. CONDITIONS OF DRAWDOWN

7.01 Drawdown. The obligation of the Lender to make available its Advance(s) in respect of the Drawdown is subject to the fulfillment, as determined solely by the Lender and its counsel, of the following conditions precedent and payment of all fees then payable five (5) Banking days prior to the date of such Drawdown (except as otherwise indicated below) and the continued fulfillment of such conditions on the date of such Drawdown.

7.02 Authorizations. The Lender shall have received in form and substance satisfactory to it and to its counsel:

     (A) A certificate of a Director of the Borrower (signed, sealed and legalized) certifying the declarations resolutions of its Board of Directors (in English) authorizing the transactions contemplated in this Agreement and certifying the authority of the persons executing this Agreement.

     (B) Notice of Drawdown: The Lender shall have received the timely notice of the Borrower as specified in Section 2.03.

                          SECTION 8. EVENTS OF DEFAULT

8.01 Events of Default. Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

     (A) The Borrower fails to make payment of any amount which it is obliged to pay under this Agreement on the date when such amount is due and payable.

     (B) It becomes unlawful for the Borrower to make any payment to be made hereunder on the due date hereof in (U.S.) Dollars.

     (C) The Borrower shall fail to pay monies under any other agreement or document (including without limitation the Management Agreement), or there occurs any other event of default or other event which, with the giving of notice or the passing of time, or both, would constitute a default or an event of default under any such

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agreement or document and the effect of which is to accelerate or to permit acceleration of the maturity of any indebtedness.

     (D) Any circumstances occur which in the opinion of the Lender gives reasonable grounds for belief that the Borrower will not (or will not be able to) make payments when due in (U.S.) Dollars, or otherwise.

8.02 Consequence of Default. If an Event of Default shall occur and be continuing the Lender at its option may: By written notice to the Borrower declare the Loan, together with accrued interest and any other sum payable hereunder, to be immediately due and payable and the Loan shall thereupon become due and payable without presentment, demand, protest or notice of any kind, other than the notices specifically required by this section, all of which are expressly waived by the Borrower; and the Borrower shall also pay to the Lender such additional amounts as may be necessary to compensate the Lender for any costs or losses resulting from such Event of Default. The Borrower may also explicitly enforce the security(ies) mentioned in Section 9.

                              SECTION 9. GUARANTEE

9.01 Conditional Assignment of Management Agreement. The Borrower agrees to assign all of its rights and interests in the Management Agreement to the Lender as additional security for the performance of its obligations under this Loan Agreement. . This assignment is to be retained until the repayment of the Advances, together with interest and all other amounts due under this Loan Agreement. 9.02 Personal Guaranty. Mohamed Hisham Ahmed Aly enters into this Agreement in order to acknowledge his personal guaranty of Borrower's payment and performance obligations under this Loan Agreement.

                            SECTION 10. MISCELLANEOUS

10.01 Term. The term of this Agreement shall commence on the date first set forth above and terminate on the date of termination of the Lender's commitment hereunder

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or, if later,  upon  payment in full of all  principal,  interest and other sums payable by the Borrower hereunder. The indemnities of the Borrower shall survive repayment of the Loan.

10.02 Entire Agreement. This Agreement and the documents referred to herein constitute the entire obligation of the Parties hereto with respect to the subject matter hereof and shall supercede any prior expressions of intent or understandings with respect to this transaction. Any amendment hereto shall be in writing, signed by or on behalf of the Parties to be bound or burdened thereby.

10.03 Indemnification. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all losses, claims, damages and liabilities directly caused by any untrue or misleading statement or directly caused by any omission of a material fact necessary to make the statements therein not misleading.

10.04 Governing Law. This Agreement shall be governed by construed and interpreted in accordance with the laws of the Arab Republic of Egypt.

10.05 Arbitration.

     1. Any dispute, controversy or claim rising out of or relating to this Agreement, or any breach, termination or invalidity thereof between both parties shall be settled by arbitration through the Regional Center for Commercial Arbitration, Cairo (the "Center") in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL).

     2. The Arbitration tribunal shall be composed of three (3) arbitrators.

     3. Each party shall appoint one (1) arbitrator. If, within thirty (30) days after receipt of the claimant's notification of the appointment of an arbitrator the respondent has not notified the claimant in writing of the name of the arbitrator he appoints, the claimant may request "the Center" to appoint the second arbitrator.

     4. The two (2) arbitrators thus appointed shall choose the third arbitrator who will act as President of the tribunal. If within thirty (30) days, after the appointment of the second arbitrator, the two (2) arbitrators do not agree upon the choice of a President, then either party may request the Secretary General of the Permanent Court of Arbitration at the Hague to appoint the President in the same way as a sole arbitrator

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would be appointed  under  Article 6.3 of the UNCITRAL  Arbitration  Rules.  The
President shall be an individual of a nationality other than nationalities of the parties and of a country which has diplomatic relations with the States to which they belong and who shall have recognized knowledge and experience in the hotel industry.

     5. The arbitration proceeding, including the making of the award, shall take place in Cairo.

     6. The English Law shall apply to all aspects of the dispute.

     7. Pending the award, the operations and activities under this Agreement shall not be discontinued.

     8. Subject to subsection 7, above, the provisions of this Agreement relating to Arbitration shall continue in force notwithstanding the termination of this Agreement.

     9. The award rendered shall be final, binding on the parties and subject to no appeal, except for abuse of authority or discretion by the arbitrators. The award may be entered in any court having jurisdiction and application may be made in such court for a judicial acceptance of the award or order of enforcement, as the case may be.

10.06 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered or certified mail (airmail if international) or (iii) by overnight courier service (such as Federal Express or DHL), to the parties as follows, as elected by the party giving such notice:

          To the Borrower:        Mohamed Hisham Ahmed Aly
                                  Salah Salem Avenue
                                  El Abour Building
                                  No. 13, Flat 84
                                  Heliopolis, Cairo
                                  Egypt

          To the Lender:          Sonesta International Hotels Limited
                                  c/o Sonesta International Hotels Corporation
                                  200 Clarendon Street, T-41
                                  Boston, Massachusetts, USA 02116
                                  Attention: Office of the Treasurer

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     Except as otherwise specified herein, all notices and other  communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) the date of posting if transmitted by mail, or (iii) the date of transmission with confirmed answerback if transmitted by telex, whichever shall first occur; provided, that any notice to be given to the Lender shall be effective only when received by the Lender.

10.07 Counterparts. This Agreement may be signed in any number of counterparts, any single counterpart or a set of counterparts signed, in either case, by all the parties hereby shall constitute a full and original agreement for all purposes.

10.08 Time of Essence. Time is of the essence regarding the parties' respective obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Boston, Massachusetts, U.S.A., by their respective duly authorized signatories as of the day and year first written above.

Witness:                            SONESTA INTERNATIONAL HOTELS LIMITED



---------------------------         By:/s/
                                       ---------------------------------
                                       Name: Peter J. Sonnabend
                                       Title: Vice President

Witness:                            MASTERS OF TOURISM

---------------------------         By:/s/
                                       ---------------------------------
                                       Name: Mohamed Hisham Ahmed Aly
                                       Title: Chairman

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                                                                       EXHIBIT A

                                BOARD DECLARATION

The Board of Directors of Masters of Tourism (S.A.E.), the sole owner and beneficiary of that certain resort hotel known as Sonesta Beach Resort, Sharm El Sheikh, in its meeting held on ______________ in the city of _______________ declares and represents that the company did not assign any of its rights in the said hotel to any legal entity or person and approves unanimously the Loan Agreement granted from Sonesta International Hotels Limited to our company for the amount of U.S. One Million Dollars ($1,000,000.00). This loan shall be repaid over 12 years together with interest at LIBOR plus 2 points, in accordance with the Loan Agreement.

The Board of Directors approves as a guarantee for the said loan to assign unconditionally all of its rights and interests in the Management Agreement of and pertaining to SONESTA BEACH RESORT, SHARM EL SHEIKH, dated December 13, 1991 to SONESTA INTERNATIONAL HOTELS LIMITED.

The Board of Directors delegates Mr. Mohamed Hisham Ahmed Aly to sign on behalf of the company the Loan Agreement and any documents relating to the said Loan.


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


STATE OF MASSACHUSETTS )

                       ) SS.

COUNTY OF SUFFOLK      )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in The Commonwealth of Massachusetts to take acknowledgments, personally appeared MOHAMED HISHAM AHMED ALY, CHAIRMAN OF MASTERS OF TOURISM, to me known to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

     WITNESS by hand official seal in ______________________________ aforesaid this ___ day of December, 1996.

                                        --------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________

STATE OF MASSACHUSETTS )
                       ) SS.
COUNTY OF SUFFOLK      )

     I HEREBY CERTIFY that on this day, before me an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared PETER J. SONNAEND, VICE PRESIDENT of SONESTA INTERNATIONAL HOTELS LIMITED, that said individual so appearing before me is known to me to be the individual described in and who executed the foregoing instrument as Vice President of said corporation; that said individual signed, sealed and delivered the said instrument as the free and voluntary act of the corporation for the uses and purposes therein set forth.

     WITNESS my hand and official seal in the County of Suffolk, State of Massachusetts, this ___ day of __________, 1996.


                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________


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